UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 30, 2024

AFFINITY BANCSHARES, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-39914	82-1147778
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3175 Highway 278, Covington, Georgia	30014
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 786-7088

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement

On May 30, 2024, Affinity Bancshares, Inc. (“Affinity”), Affinity Bank, National Association (“Affinity Bank”) and Atlanta Postal Credit Union (“APCU”) entered into a Purchase and Assumption Agreement (the “Agreement”), pursuant to which APCU will acquire substantially all of the assets and assume substantially all of the liabilities (including deposit liabilities) of Affinity Bank (the “Transaction”).

The Agreement was unanimously approved by the Boards of Directors of each of Affinity, Affinity Bank and APCU. The Transaction is expected to close during the fourth quarter of 2024 or the first quarter of 2025, subject to receiving all regulatory approvals, approval by Affinity shareholders and other customary closing conditions.

Under the terms of the Agreement, APCU will pay Affinity Bank the sum of: (i) $22.50 per share of outstanding Affinity common stock after the termination of Affinity Bank’s Employee Stock Ownership Plan (the “Stock Consideration”); (ii) the difference between $22.50 and the exercise price of any stock option to purchase shares of Affinity common stock outstanding at the closing of the Transaction (the “Option Transaction”); and (iii) sufficient cash to make payments for the liquidation accounts established in connection with Affinity’s 2020 second-step conversion (the “Liquidation Payment,” and together with the Stock Consideration and the Option Consideration, the “Purchase Price”). The Purchase Price is currently estimated to be $159,838,000, subject to adjustment based on the actual number of shares of Affinity common stock outstanding as of the closing of the Transaction following the termination of the Employee Stock Ownership Plan, the actual number of outstanding stock options to purchase shares of Affinity common stock outstanding at the closing of the Transaction, and the value of the liquidation accounts as of the closing of the Transaction.

In addition, in the event the calculation of the taxes asserted against the purchase price, as estimated as of the closing, is less than $17.5 million, the Purchase Price will be increased by $0.50 for every such dollar that the taxes asserted against the Purchase Price, as estimated as of the closing, is less than $17.5 million. Affinity Bank will also retain cash to pay for third party costs and expenses incurred after the closing in connection with the subsequent dissolutions of Affinity Bank and Affinity, and an amount mutually agreed upon in connection with federal, state and local income taxes resulting from the Transaction being structured as a purchase and assumption of assets and liabilities.

Following the completion of the Transaction, Affinity and Affinity Bank will settle their remaining obligations, distribute their remaining cash Affinity shareholders and dissolve.

The Agreement contains customary representations and warranties from Affinity, Affinity Bank and APCU, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Affinity Bank’s business during the interim period between the execution of the Agreement and the closing of the Transaction, (2) Affinity’s obligations to facilitate its shareholders’ consideration of, and voting upon, the Agreement and the Transactions, (3) the recommendation by the board of directors of Affinity in favor of approval of the Agreement and the Transaction by its shareholders, and (4) Affinity Bank’s and Affinity’s non-solicitation obligations relating to alternative business combination transactions.

Consummation of the Transaction is subject to certain conditions, including, among others, approval of the Agreement and the Transactions by Affinity’s shareholders, the receipt of all required regulatory approvals and expiration of applicable waiting periods, accuracy of specified representations and warranties of each party, the performance in all material respects by each party of its obligations under the Agreement, and the absence of any injunctions or other legal restraints.

The Agreement provides certain termination rights for the parties, and further provides that upon termination of the Agreement under certain circumstances, Affinity will be obligated to pay APCU a termination fee of $6.39 million.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such document, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The representations, warranties and covenants of each party set forth in the Agreement have been made only for purposes of, and were and are solely for the benefit of the parties to, the Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time, and investors should not rely on them as statements of fact. In addition, such representations and warranties (1) will not survive consummation of the transaction, unless otherwise specified therein, and (2) were made only as of the date of the Agreement or such other date as is specified in the Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in any public disclosure. Accordingly, the Agreement is included with this filing only to provide investors with information regarding the terms of the Agreement, and not to provide investors with other factual information regarding Affinity or APCU, their respective affiliates or their respective businesses.

Additional Information About the Transaction

In connection with the proposed transaction, Affinity will distribute a proxy statement to its shareholders in connection with a special meeting of shareholders to be called and held for the purposes of voting on the approval of the transaction and related matters.

BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS REGARDING THE PROPOSED TRANSACTION, AFFINITY’S SHAREHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT AND ITS EXHIBITS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AFFINITY AND THE PROPOSED TRANSACTION.

Copies of the proxy statement will be mailed to all shareholders prior to the special meeting. Affinity shareholders will be able to obtain a free copy of the proxy statement, as well as other filings containing information about Affinity, at the Securities and Exchange Commission’s Internet site (www.sec.gov). Affinity shareholders will also be able to obtain these documents, free of charge, from Affinity at https://affinitybankshares.q4ir.com/CorporateProfile/default.aspx.

Affinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Affinity in connection with the special meeting of shareholders. Information about the directors and executive officers of Affinity appears in its proxy statement dated April 12, 2024, for Affinity’s 2024 annual meeting of shareholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of these participants and other persons who may be deemed participants in the proxy solicitation may be obtained by reading the proxy statement for the special meeting of shareholders when it becomes available.

Forward-Looking Statements

This current report contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) failure of the parties to satisfy the closing conditions in the definitive agreement in a timely manner or at all; (2) failure of the shareholders of Affinity to approve the agreement; (3) failure to obtain governmental approvals; (4) changes in estimates with respect to the amount of cash to be received by Affinity Bank and/or to be utilized by Affinity Bank and Affinity following the completion of the proposed transaction, and the resulting amount available for distribution to Affinity shareholders, either in the aggregate or on a per-share basis; (5) disruptions to the parties’ businesses as a result of the announcement and pendency of the transaction; (6) changes in general business, industry or economic conditions or competition; (7) changes in any applicable law, rule, regulation, policy, guideline or practice governing or affecting credit unions, financial holding companies and their subsidiaries or with respect to tax or accounting principles or otherwise; (8) adverse changes or conditions in the capital and financial markets; (9) changes in interest rates or credit availability; (10) the adequacy of loan loss reserves and changes in loan default and charge-off rates; (11) increased competition and its effect on pricing, spending, third-party relationships and revenues; (12) unanticipated regulatory or judicial proceedings and liabilities and other costs; (13) changes in the cost of funds, demand for loan products or demand for financial services; and (14) other economic, competitive, governmental or technological factors affecting operations, markets, products, services and prices.

The foregoing list should not be construed as exhaustive, and APCU and Affinity undertake no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

Item 9.01	Financial Statements and Exhibits

(a)	Exhibits.

Exhibit No.	Exhibit

2.1	Purchase and Assumption Agreement by and among Atlanta Postal Credit Union, Affinity Bancshares, Inc. and Affinity Bank, National Association, dated as of May 30, 2024*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFINITY BANCSHARES, INC.

DATE: June 4, 2024	By:	/s/ Brandi Pajot
Brandi Pajot
Senior Vice President and Chief Financial Officer